Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Reports Strong Fourth Quarter 2020 Results and Finishes 2020 with Record Earnings
(FAIRMONT, W.Va.) February 18, 2021 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB,” or the “Company”) today reported net income of $11.8 million, or $1.00 basic and $0.97 diluted earnings per share, for the three months ended December 31, 2020. For the year ended December 31, 2020, the Company reported net income of $37.4 million, or $3.13 basic and $3.06 diluted earnings per share.

	Quarterly			Full Year
	2020	2020	2019	2020	2019
	Fourth Quarter	Third Quarter	Fourth Quarter
Net income	$11,838	$6,491	$4,095	$37,411	$26,991
Earnings per share - basic	$1.00	$0.53	$0.34	$3.13	$2.26
Earnings per share - diluted	$0.97	$0.53	$0.32	$3.06	$2.20

FOURTH QUARTER 2020 HIGHLIGHTS
•Deposits: Noninterest-bearing (“NIB”) deposits were $715.8 million as of December 31, 2020, an increase of $73.0 million, or 11.3%, from September 30, 2020, and an increase of $437.2 million, or 157.0%, from December 31, 2019. As of December 31, 2020, NIB deposits were 36.1% of total deposits, compared to 33.9% at September 30, 2020, and 22.0% as of December 31, 2019.
•Asset Quality: Allowance for loan losses to total loans was 1.8% as of December 31, 2020, a decrease of four basis points from September 30, 2020, and an increase of 92 basis points from December 31, 2019. Excluding Paycheck Protection Program (“PPP”) loans of $82.0 million which are generally fully guaranteed by the U.S. government, allowance for loan losses to total loans was 1.9% as of December 31, 2020, a decrease of five basis points from September 30, 2020, and an increase of 102 basis points from December 31, 2019.
•Growth in Tangible Book Value (“TBV”) per Share: TBV per share, a non-GAAP measure, was $19.73 as of December 31, 2020, an increase of $1.07, or 5.7%, from September 30, 2020, and an increase of $4.53, or 29.8%, from December 31, 2019. A reconciliation of TBV is included as the last page of this release.
•Capital: MVB Bank, Inc. (“MVB Bank” or the “Bank”) finished the fourth quarter with consistently strong capital ratios. As of December 31, 2020, the Bank’s leverage ratio was 11.0%, the Tier 1 risk-based capital ratio was 14.6%, and the total risk-based capital ratio was 15.8%. The Company’s tangible common equity to tangible assets was 9.8% as of December 31, 2020. Also, during the fourth quarter of 2020, the Company repurchased 668,390 shares totaling $13.1 million through a share repurchase plan and a tender offer.

FINTECH HIGHLIGHTS
•Financial technology related companies (“Fintech”) deposits totaled $533.0 million as of December 31, 2020, an increase of $168.2 million, or 46.1%, from September 30, 2020, and an increase of $382.8 million, or 254.8%, from December 31, 2019.
•Gaming deposits, included in total Fintech deposits, were $357.9 million as of December 31, 2020, an increase of $151.3 million, or 73.3%, from September 30, 2020, and an increase of $237.6 million, or 197.5%, from December 31, 2019.

MANAGEMENT OVERVIEW
The Company completed a very successful year and continued to further strengthen capital and maintained a significant allowance for loan losses, all while generating competitive earnings of $11.8 million in the fourth quarter to position the Company for continued success in the future.

The Bank paid off all Federal Home Loan Bank (“FHLB”) and other borrowings during the fourth quarter and further reduced its reliance on brokered certificates of deposit (“CDs”) and higher-cost deposits by replacing these deposits with noninterest-bearing deposits. The growth in noninterest-bearing deposits was primarily driven by MVB’s continual execution of strategic initiatives in Fintech and specialty deposits.

“Despite the challenges of the COVID-19 pandemic, 2020 ended as one of the most successful years in MVB history. MVB completed multiple strategic transactions, created growth in tangible book value and shareholder value during unprecedented times, and onboarded a number of highly talented and experienced Team Members. I could not be more grateful to Team MVB and what we have accomplished,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “MVB is well positioned into 2021 with an extremely strong balance sheet, strong capital and liquidity positions. Our continued execution in our Fintech and gaming verticals gives us the ability to expand our product base on the financial frontier.”

LOANS
Loans, excluding PPP loans of $82.0 million, totaled $1.37 billion as of December 31, 2020, an increase of $31.1 million, or 2.3%, from September 30, 2020, and a decrease of $2.8 million, or 0.2%, from December 31, 2019. The tax-equivalent yield on loans, including PPP loans, was 4.7% for the quarter ended December 31, 2020, an increase of 20 basis points from the quarter ended September 30, 2020, and a decrease of 39 basis points from the quarter ended December 31, 2019. The increase was primarily due to an increase of $0.9 million in loan fees, an increase of $0.4 million in accretion related to the loans acquired from The First State Bank (“First State”), and the mortgage combination announced during the third quarter of 2020 that caused a significant decrease in lower-yielding loans held-for-sale.

Loans held-for-sale totaled $1.1 million as of December 31, 2020, a decrease of $1.2 million, or 53.2%, from September 30, 2020, and a decrease of $108.7 million, or 99.0%, from December 31, 2019, as a result of the MVB Mortgage combination to form Intercoastal Mortgage, LLC as previously announced on July 1, 2020.

DEPOSITS
Deposits totaled $1.98 billion as of December 31, 2020, an increase of $83.4 million, or 4.4%, from September 30, 2020, and an increase of $717.3 million, or 56.7%, from December 31, 2019. Noninterest-bearing deposits were $715.8 million as of December 31, 2020, an increase of $73.0 million, or 11.3%, from September 30, 2020, and an increase of $437.2 million, or 157.0%, from December 31, 2019. As of December 31, 2020, NIB deposits were 36.1% of total deposits, compared to 33.9% at September 30, 2020, and 22.0% as of December 31, 2019.

Throughout 2020, the Company used the influx of noninterest-bearing deposits to pay off FHLB and other borrowings and decrease reliance on higher-cost funding sources. Also as a result of the increase in deposits, the Company’s loan to deposit ratio was 73.3% as of December 31, 2020.

NET INTEREST INCOME
Net interest income for the quarter ended December 31, 2020, was $17.7 million, an increase of $1.2 million, or 7.1%, compared to the quarter ended September 30, 2020, and an increase of $1.8 million, or 11.5%, compared to the quarter ended December 31, 2019. Net interest margin, on a fully tax-equivalent basis, for the quarter ended December 31, 2020, was 3.4%, a decrease of 1 basis point compared to the quarter ended September 30, 2020, and a decrease of 14 basis points compared to the quarter ended December 31, 2019. Net interest margin was primarily impacted by excess liquidity and PPP loans originated during the second quarter of 2020. For the quarter ended December 31, 2020, excess liquidity accounted for 29 basis points of the decrease and the PPP loans originated during the second quarter accounted for 10 basis points of the decrease. The tax-equivalent adjustments are added to net interest income and are $0.4 million for the quarter ended December 31, 2020, $0.3 million for the quarter ended September 30, 2020, and $0.3 million for the quarter ended December 31, 2019. Excluding the impact of the FDIC-assisted acquisition of First State, the fully-tax equivalent net interest margin for the quarter ended December 31, 2020 would have decreased 12 basis points.

Interest income for the quarter ended December 31, 2020 was $19.4 million, an increase of $0.7 million, or 3.9%, compared to the quarter ended September 30, 2020, and a decrease of $1.9 million, or 8.8%, compared to the quarter ended December 31, 2019. The 90-basis point increase in the yield on real estate loans compared to the quarter ended September 30, 2020, was partially offset by a 7-basis point decrease in the tax-equivalent yield on investment securities. The increase in the yield on real estate loans was due to the mortgage combination announced during the third quarter of 2020 that caused a significant decrease in lower-yielding loans held-for-sale. The decrease in the tax-equivalent yield on earning assets of 101-basis points compared to the quarter ended December 31, 2019 was the result of a 51-basis point decrease in the yield on commercial loans and a 25-basis point decrease in the tax-equivalent yield on investment securities.

A significant factor in the decrease in the tax-equivalent yield on earning assets has been the continuing increase in the Company’s liquidity. For the quarter ended December 31, 2020, interest-bearing deposits with banks, CDs with banks, and investment securities were 31% of average earning assets, compared to 22% for the quarter ended September 30, 2020, and compared to 15% for the quarter ended December 31, 2019.

Interest expense for the quarter ended December 31, 2020 was $1.7 million, a decrease of $0.5 million, or 21.3%, compared to the quarter ended September 30, 2020, and a decrease of $3.7 million, or 68.9%, compared to the quarter ended December 31, 2019. The decrease compared to the quarter ended September 30, 2020 was a result of a 14-basis point decrease in the cost of interest-bearing liabilities, primarily the result of a 180-basis point decrease in the cost of FHLB and other borrowings that was partially offset by a 216-basis point increase in the cost of subordinated debt. The decrease compared to the quarter ended December 31, 2019 was the result of a 104-basis point decrease in the cost of interest-bearing liabilities, primarily the result of a 153-basis point decrease in the cost of FHLB and other borrowings and a 131-basis point decrease in the cost of money market accounts.

An increase in the Company's average noninterest-bearing balances of $144.1 million from the quarter ended September 30, 2020 helped to maintain a 18-basis point favorable spread on the tax-equivalent net interest margin for the quarter ended December 31, 2020, compared to a 21-basis point favorable spread for the quarter ended September 30, 2020.

An increase in the Company’s average noninterest-bearing balances of $389.9 million from the quarter ended December 31, 2019 helped to maintain a 18-basis point favorable spread on the tax-equivalent net interest margin for the quarter ended December 31, 2020 compared to a 35-basis point favorable spread for the quarter ended December 31, 2019.

ASSET QUALITY
Provision for loan losses for the quarter ended December 31, 2020 was $0.2 million, a decrease of $8.4 million, or 97.5%, from the quarter ended September 30, 2020, and remained consistent with the comparable period of 2019. As a result of the changes in provision, allowance for loan losses to total loans, excluding the fair value mark totaling $16.9 million on the loans acquired from First State was 1.8% as of December 31, 2020, a decrease of four basis points from September 30, 2020, and an increase of 92 basis points from December 31, 2019. Excluding PPP loans of $82.0 million, allowance for loan losses to total loans was 1.9% as of December 31, 2020, a decrease of five basis points from September 30, 2020, and an increase of 102 basis points from December 31, 2019. The Company continues to evaluate the effects of COVID-19 as it relates to the asset quality of the loan portfolio and will continue to evaluate and assess the need for additional loan loss provision in 2021.

Nonperforming loans decreased $1.2 million to $13.7 million, or 0.9%, of total loans as of December 31, 2020, compared to September 30, 2020. In addition, net charge-offs were $0.3 million, or 0.1% of total loans for the quarter ended December 31, 2020. Commercial loan modifications continue to decrease and totaled $34.7 million as of December 31, 2020, down from $41.1 million as of September 30, 2020. Mortgage loan modifications also continue to decrease and totaled $13.5 million as of December 31, 2020, down from $15.5 million as of September 30, 2020. These modifications include interest-only payments and payment deferrals. Of the current commercial loan modifications, $32.5 million were related to the hotel portfolio and all related payments are current. These modifications were not considered to be troubled debt restructurings.

NONINTEREST INCOME
Noninterest income for the quarter ended December 31, 2020 was $16.6 million, a decrease of $2.3 million, or 12.3%, compared to the quarter ended September 30, 2020, and an increase of $1.8 million, or 12.3%, compared to the quarter ended December 31, 2019.

The $2.3 million decrease in noninterest income from the quarter ended September 30, 2020, was due to decreases of $3.3 million in gain on mortgage combination transaction recognized during the third quarter of 2020, and $3.1 million in equity method investment income from the MVB Mortgage combination to form Intercoastal Mortgage that occurred during the third quarter of 2020. These decreases were partially offset by a $3.4 million gain the Company recognized from a sale of a portion of one of its Fintech investments.

The $1.8 million increase in noninterest income from the quarter ended December 31, 2019, was due to increases of $10.6 million in equity method investment income from Intercoastal Mortgage and a $3.4 million gain on the sale of equity securities from the sale of a portion of one of the Company’s Fintech investments, and $1.4 million in gain on derivatives. These increases were partially offset by a decrease of $13.0 million in mortgage fee income.

NONINTEREST EXPENSE
Noninterest expense for the quarter ended December 31, 2020 was $20.9 million, an increase of $2.6 million, or 14.4%, compared to the quarter ended September 30, 2020, and a decrease of $4.1 million, or 16.4%, compared to the quarter ended December 31, 2019.

The $2.6 million increase in noninterest expense from the quarter ended September 30, 2020, was due to an increase of $1.8 million in salaries and employee benefits and an increase of $0.9 million in professional fees. The increase in salaries and employee benefits was primarily the result of a $1.0 million increase in incentive compensation and a $0.6 million increase in salaries.

The $4.1 million decrease in noninterest expense from the quarter ended December 31, 2019, was due to a decrease of $3.5 million in salaries and employee benefits and a decrease of $0.7 million in travel, entertainment, dues, and subscriptions expense. Of the decrease in salaries and employee benefits, $7.9 million was related to the MVB Mortgage combination to form Intercoastal Mortgage and was partially offset by a $2.2 million increase in salaries primarily at the Bank and a $1.1 million increase in incentive compensation.

TENDER OFFER AND STOCK REPURCHASE PROGRAM
As previously announced on December 23, 2020, the Company announced the final results of its modified Dutch Auction tender offer to purchase, for cash, up to $45.0 million of its common stock at a price per share not less than $18 and not greater than $20.25. A total of 536,490 shares of the Company’s common stock were repurchased for an aggregate cost of approximately $10.9 million, excluding fees and expenses related to the tender offer.

In connection with the announcement of the final results of the tender offer, the Company also announced that on or before December 31, 2021, the Company may repurchase up to $31.9 million of additional shares of its common stock, including shares that were not otherwise purchased in the aforementioned tender offer, under the Company’s previously announced stock repurchase program. Such repurchases may occur from time to time, on the open market or otherwise, at such prices and upon such terms as the Company may determine and otherwise in accordance with applicable law.

During the fourth quarter of 2020, the Company repurchased 668,390 shares totaling $13.1 million and a total of 796,414 shares totaling $15.0 million were repurchased in 2020. These figures include common stock repurchased through the tender offer.

SUBORDINATED DEBT
As previously announced on November 30, 2020, MVB completed a private placement of $40 million of 4.25% fixed-to-floating rate subordinated notes to certain qualified institutional buyers. The notes are unsecured and have a ten-year term maturing on December 1, 2030.

DIVIDEND
As previously announced on November 18, 2020, MVB issued its fourth quarterly dividend for 2020, totaling a $0.36 per share payout year-to-date. The Company declared a quarterly cash dividend of $0.09 per share payable on December 15, 2020, to shareholders of record at the close of business on December 1, 2020.

SUBSEQUENT EVENT
As previously announced on December 28, 2020, the Company issued a notice of redemption to redeem all of its outstanding shares of Convertible Noncumulative Perpetual Preferred Stock, Series B and Series C. On January 28, 2021, preferred stock in the amount of $7.3 million was redeemed.

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, MVB Community Development Corporation, Chartwell Compliance, Paladin Fraud and MVB Technology, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-Looking Statements
MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this earnings release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:
MVB Financial Corp.
Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

MVB Financial Corp.
Financial Highlights
Condensed Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Full Year
	2020	2020	2019	2020	2019
	Fourth Quarter	Third Quarter	Fourth Quarter
Interest income	$19,353	$18,627	$21,230	$80,453	$82,361
Interest expense	1,666	2,117	5,365	11,627	22,961
Net interest income	17,687	16,510	15,865	68,826	59,400
Provision for loan losses	214	8,631	232	16,579	1,789
Net interest income after provision for loan losses	17,473	7,879	15,633	52,247	57,611

Noninterest income:
Mortgage fee income	—	7,264	13,015	33,427	41,045
Other income	16,576	11,634	1,741	58,410	23,559
Total noninterest income	16,576	18,898	14,756	91,837	64,604

Noninterest expense:
Salaries and employee benefits	12,269	10,519	15,723	61,629	56,175
Other expense	8,618	7,746	9,260	35,512	31,026
Total noninterest expenses	20,887	18,265	24,983	97,141	87,201

Income from continuing operations, before income taxes	13,162	8,512	5,406	46,943	35,014
Income tax expense - continuing operations	1,324	2,021	1,311	9,532	8,450
Net income from continuing operations	11,838	6,491	4,095	37,411	26,564

Income from discontinued operations, before income taxes	—	—	—	—	575
Income tax expense - discontinued operations	—	—	—	—	148
Net income from discontinued operations	—	—	—	—	427

Net income	$11,838	$6,491	$4,095	$37,411	$26,991
Preferred dividends	116	116	115	461	479
Net income available to common stockholders	$11,722	$6,375	$3,980	$36,950	$26,512

Earnings per share from continuing operations - basic	$1.00	$0.53	$0.34	$3.13	$2.22
Earnings per share from discontinued operations - basic	—	—	—	—	0.04
Earnings per share - basic	$1.00	$0.53	$0.34	$3.13	$2.26

Earnings per share from continuing operations - diluted	$0.97	$0.53	$0.32	$3.06	$2.16
Earnings per share from discontinued operations - diluted	—	—	—	—	0.04
Earnings per share - diluted	$0.97	$0.53	$0.32	$3.06	$2.20

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	December 31, 2020	September 30, 2020	December 31, 2019
Cash and cash equivalents	$263,893	$295,823	$28,002
Certificates of deposit with banks	11,803	12,301	12,549
Investment securities available-for-sale	410,624	297,964	235,821
Equity securities	27,585	24,164	18,514
Loans held-for-sale	1,062	2,271	109,788
Loans receivable	1,453,744	1,428,593	1,374,541
Allowance for loan losses	(25,844)	(25,913)	(11,775)
Loans receivable, net	1,427,900	1,402,680	1,362,766
Premises and equipment, net	26,203	26,176	21,974
Assets of branches held-for-sale	—	—	46,554
Goodwill	2,350	2,350	19,630
Other assets	160,056	150,730	88,516
Total assets	$2,331,476	$2,214,459	$1,944,114

Noninterest-bearing deposits	$715,791	$642,835	$278,547
Interest-bearing deposits	1,266,598	1,256,122	986,495
Deposits of branches held-for-sale	—	—	188,270
FHLB and other borrowings	—	25,800	222,885
Subordinated debt	43,407	4,124	4,124
Other liabilities	66,197	51,462	51,857
Stockholders' equity	239,483	234,116	211,936
Total liabilities and stockholders' equity	$2,331,476	$2,214,459	$1,944,114

Reportable Segments
(Unaudited)

Twelve Months Ended December 31, 2020	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$75,812	$6,269	$3	$(1,631)	$80,453
Interest expense	10,400	3,139	261	(2,173)	11,627
Net interest income (loss)	65,412	3,130	(258)	542	68,826
Provision for (recovery of) loan losses	16,649	(70)	—	—	16,579
Net interest income (loss) after provision for loan losses	48,763	3,200	(258)	542	52,247

Noninterest Income:
Mortgage fee income	247	33,722	—	(542)	33,427
Other income	30,082	29,768	6,685	(8,125)	58,410
Total noninterest income	30,329	63,490	6,685	(8,667)	91,837

Noninterest Expenses:
Salaries and employee benefits	28,801	21,550	11,278	—	61,629
Other expenses	33,298	5,074	5,265	(8,125)	35,512
Total noninterest expenses	62,099	26,624	16,543	(8,125)	97,141

Income (loss) before income taxes	16,993	40,066	(10,116)	—	46,943
Income tax expense (benefit)	1,752	9,862	(2,082)	—	9,532
Net income (loss)	$15,241	$30,204	$(8,034)	$—	$37,411
Preferred stock dividends	—	—	461	—	461
Net income (loss) available to common shareholders	$15,241	$30,204	$(8,495)	$—	$36,950

Twelve Months Ended December 31, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$75,874	$8,342	$13	$(1,868)	$82,361
Interest expense	18,698	6,014	769	(2,520)	22,961
Net interest income (loss)	57,176	2,328	(756)	652	59,400
Provision for loan losses	1,622	167	—	—	1,789
Net interest income (loss) after provision for loan losses	55,554	2,161	(756)	652	57,611

Noninterest Income:
Mortgage fee income	657	41,040	—	(652)	41,045
Other income	23,033	1,289	6,268	(7,031)	23,559
Total noninterest income	23,690	42,329	6,268	(7,683)	64,604

Noninterest Expenses:
Salaries and employee benefits	19,067	28,432	8,676	—	56,175
Other expenses	25,070	8,136	4,851	(7,031)	31,026
Total noninterest expenses	44,137	36,568	13,527	(7,031)	87,201

Income (loss) from continuing operations, before income taxes	35,107	7,922	(8,015)	—	35,014
Income tax expense (benefit) - continuing operations	8,175	2,155	(1,880)	—	8,450
Net income (loss) from continuing operations	$26,932	$5,767	$(6,135)	$—	$26,564
Income from discontinued operations, before income taxes	$—	$—	$575	$—	$575
Income tax expense - discontinued operations	$—	$—	$148	$—	$148
Net income from discontinued operations	$—	$—	$427	$—	$427
Net income (loss)	$26,932	$5,767	$(5,708)	$—	$26,991
Preferred stock dividends	—	—	479	—	479
Net income (loss) available to common shareholders	$26,932	$5,767	$(6,187)	$—	$26,512

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$266,999	$82	0.12%	$174,203	$45	0.10%	$10,332	$46	1.77%
CDs with banks	11,938	58	1.93	12,641	61	1.91	12,908	64	1.97
Investment securities:
Taxable	167,968	894	2.12	103,497	411	1.58	134,990	719	2.11
Tax-exempt [2]	200,666	1,659	3.29	142,301	1,344	3.75	111,262	1,152	4.11
Loans and loans held-for-sale: [1]
Commercial [3]	1,136,899	13,763	4.82	1,160,214	14,108	4.82	1,029,592	13,830	5.33
Tax-exempt [2]	7,501	92	4.87	7,752	91	4.66	11,709	134	4.54
Real estate	287,547	3,073	4.25	325,992	2,749	3.35	467,633	5,425	4.60
Consumer	6,053	99	6.51	6,613	119	7.14	8,148	130	6.33
Total loans	1,438,000	17,027	4.71	1,500,571	17,067	4.51	1,517,082	19,519	5.10
Total earning assets	2,085,571	19,720	3.76	1,933,213	18,928	3.88	1,786,574	21,500	4.77
Allowance for loan losses	(26,568)			(18,906)			(11,747)
Cash and due from banks	22,642			28,299			20,014
Other assets	215,716			205,038			136,650
Total assets	$2,297,361			$2,147,644			$1,931,491

Liabilities
Deposits:
NOW	$475,707	$446	0.37%	$381,375	$496	0.52%	$417,838	$1,076	1.02%
Money market checking	492,519	282	0.23	479,418	380	0.31	366,402	1,424	1.54
Savings	50,821	(2)	(0.02)	49,698	7	0.06	36,120	1	0.01
IRAs	13,410	49	1.45	12,389	44	1.41	16,786	81	1.91
CDs	235,412	679	1.15	334,828	967	1.15	341,270	1,733	2.01
Repurchase agreements and federal funds sold	10,070	4	0.16	10,145	4	0.16	9,733	11	0.45
FHLB and other borrowings	19,589	25	0.51	34,138	199	2.31	193,487	997	2.04
Subordinated debt	17,835	183	4.08	4,124	20	1.92	4,124	42	4.04
Total interest-bearing liabilities	1,315,363	1,666	0.50	1,306,115	2,117	0.64	1,385,760	5,365	1.54
Noninterest-bearing demand deposits	686,537			542,467			296,651
Other liabilities	59,841			68,223			41,244
Total liabilities	2,061,741			1,916,805			1,723,655

Stockholders’ equity
Preferred stock	7,334			7,334			7,334
Common stock	12,095			12,066			11,920
Additional paid-in capital	124,970			124,003			121,549
Treasury stock	(5,922)			(2,022)			(1,084)
Retained earnings	98,046			90,113			70,570
Accumulated other comprehensive loss	(903)			(655)			(2,453)
Total stockholders’ equity	235,620			230,839			207,836
Total liabilities and stockholders’ equity	$2,297,361			$2,147,644			$1,931,491

Net interest spread (tax-equivalent)			3.26			3.24			3.23
Net interest income and margin (tax-equivalent) [2]		$18,054	3.44%		$16,811	3.45%		$16,135	3.58%
Less: Tax-equivalent adjustments		$(367)			$(301)			$(270)
Net interest spread			3.19			3.18			3.17
Net interest income and margin		$17,687	3.37%		$16,510	3.39%		$15,865	3.52%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 The Company’s PPP loans, totaling $82.0 million at December 31, 2020, are included in this amount for the three months ended December 31, 2020.

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Twelve Months Ended			Twelve Months Ended			Twelve Months Ended
	December 31, 2020			December 31, 2019			December 31, 2018
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$125,259	$191	0.15%	$9,264	$209	2.26%	$5,176	$108	2.09%
CDs with banks	12,484	246	1.97	14,097	280	1.99	14,778	295	2.00
Investment securities:
Taxable	121,607	2,448	2.01	129,486	3,055	2.36	150,134	3,580	2.38
Tax-exempt [2]	144,389	5,361	3.71	103,235	4,456	4.32	79,161	3,557	4.49
Loans and loans held-for-sale: [1]
Commercial [3]	1,136,858	54,434	4.79	987,674	53,087	5.37	854,108	43,099	5.05
Tax-exempt [2]	8,966	422	4.70	12,549	561	4.47	14,352	632	4.40
Real estate	403,166	18,100	4.49	447,891	21,220	4.74	395,302	18,794	4.75
Consumer	6,973	465	6.67	8,948	547	6.11	11,349	575	5.07
Total loans	1,555,963	73,421	4.72	1,457,062	75,415	5.18	1,275,111	63,100	4.95
Total earning assets	1,959,702	81,667	4.17	1,713,144	83,414	4.87	1,524,360	70,640	4.63
Allowance for loan losses	(18,079)			(11,318)			(10,530)
Cash and due from banks	26,460			17,625			16,828
Other assets	181,439			131,370			106,600
Total assets	$2,149,522			$1,850,821			$1,637,258

Liabilities
Deposits:
NOW	$408,110	$2,521	0.62%	$381,092	$3,586	0.94%	$432,789	$3,246	0.75%
Money market checking	458,606	2,680	0.58	331,636	5,144	1.55	245,008	2,455	1.00
Savings	45,420	6	0.01	38,324	4	0.01	44,049	29	0.07
IRAs	13,691	218	1.59	17,415	329	1.89	17,894	285	1.59
CDs	349,787	4,869	1.39	387,660	8,376	2.16	319,720	5,620	1.76
Repurchase agreements and federal funds sold	9,856	23	0.23	11,252	48	0.43	18,536	56	0.30
FHLB and other borrowings	68,407	1,049	1.53	183,812	4,704	2.56	190,686	4,259	2.23
Subordinated debt	7,568	261	3.45	12,124	770	6.35	25,774	1,756	6.81
Total interest-bearing liabilities	1,361,445	11,627	0.85	1,363,315	22,961	1.68	1,294,456	17,706	1.37
Noninterest-bearing demand deposits	502,457			258,546			171,631
Other liabilities	61,169			33,810			10,304
Total liabilities	1,925,071			1,655,671			1,476,391

Stockholders’ equity
Preferred stock	7,334			7,660			7,834
Common stock	12,047			11,762			11,082
Additional paid-in capital	130,312			118,837			107,669
Treasury stock	(2,637)			(1,084)			(1,084)
Retained earnings	77,044			61,712			42,509
Accumulated other comprehensive income (loss)	351			(3,737)			(7,143)
Total stockholders’ equity	224,451			195,150			160,867
Total liabilities and stockholders’ equity	$2,149,522			$1,850,821			$1,637,258

Net interest spread (tax-equivalent)			3.32			3.19			3.26
Net interest income and margin (tax-equivalent) [2]		$70,040	3.57%		$60,453	3.53%		$52,934	3.47%
Less: Tax-equivalent adjustments		$(1,214)			$(1,053)			$(880)
Net interest spread			3.25			3.13			3.21
Net interest income and margin		$68,826	3.51%		$59,400	3.47%		$52,054	3.41%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 The Company’s PPP loans, totaling $82.0 million at December 31, 2020, are included in this amount for the twelve months ended December 31, 2020..

The following table reconciles, as of the dates set forth below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Twelve Months Ended
(Dollars in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019	December 31, 2018
Net interest margin - U.S. GAAP basis
Net interest income	$17,687	$16,510	$15,865	$68,826	$59,400	$52,054
Average interest-earning assets	2,085,571	1,933,213	1,786,574	1,959,702	1,713,144	1,524,360
Net interest margin	3.37%	3.39%	3.52%	3.51%	3.47%	3.41%

Net interest margin - non-U.S. GAAP basis
Net interest income	$17,687	$16,510	$15,865	$68,826	$59,400	$52,054
Plus: Impact of fully tax-equivalent adjustment	367	301	270	1,214	1,053	880
Net interest income on a fully tax-equivalent basis	18,054	16,811	16,135	70,040	60,453	52,934
Average interest-earning assets	2,085,571	1,933,213	1,786,574	1,959,702	1,713,144	1,524,360
Net interest margin on a fully tax-equivalent basis	3.44%	3.45%	3.58%	3.57%	3.53%	3.47%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Full Year
	2020	2020	2019	2020	2019
	Fourth Quarter	Third Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income from continuing operations	$11,838	$6,491	$4,095	$37,411	$26,564
Net income from discontinued operations	$—	$—	$—	$—	$427
Net income	$11,838	$6,491	$4,095	37,411	26,991
Net income available to common shareholders	$11,722	$6,375	$3,980	36,950	26,512
Earnings per share from continuing operations - basic	$1.00	$0.53	$0.34	$3.13	$2.22
Earnings per share from discontinued operations - basic	$—	$—	$—	$—	$0.04
Earnings per share - basic	$1.00	$0.53	$0.34	$3.13	$2.26
Earnings per share from continuing operations - diluted	$0.97	$0.53	$0.32	$3.06	$2.16
Earnings per share from discontinued operations - diluted	$—	$—	$—	$—	$0.04
Earnings per share - diluted	$0.97	$0.53	$0.32	$3.06	$2.20
Cash dividends paid per common share	$0.09	$0.09	$0.07	$0.36	$0.195
Book value per common share	$20.14	$19.07	$17.13	$20.14	$17.13
Tangible book value per common share [8]	$19.73	$18.66	$15.20	$19.73	$15.20
Weighted-average shares outstanding - basic	11,752,841	11,948,989	11,869,091	11,821,574	11,713,885
Weighted-average shares outstanding - diluted	12,144,471	12,116,418	12,334,423	12,088,106	12,044,667

Performance Ratios:
Return on average assets - continuing operations [1]	2.1%	1.2%	0.8%	1.7%	1.4%
Return on average assets - discontinued operations [1]	—%	—%	—%	—%	—%
Return on average assets [1]	2.1%	1.2%	0.8%	1.7%	1.5%
Return on average equity - continuing operations [1]	20.1%	11.3%	7.9%	16.7%	13.6%
Return on average equity - discontinued operations [1]	—%	—%	—%	—%	0.2%
Return on average equity [1]	20.1%	11.3%	7.9%	16.7%	13.8%
Net interest margin 2 3	3.44%	3.45%	3.58%	3.57%	3.53%
Efficiency [4]	61.0%	51.6%	81.6%	60.5%	70.3%
Overhead 1 5	3.6%	3.4%	5.2%	4.5%	4.7%
Equity to assets	10.3%	10.6%	10.9%	10.3%	10.9%

Asset Quality Data and Ratios:
Charge-offs	$300	$111	$332	$2,190	$1,009
Recoveries	$16	$5	$1	$33	$55
Net loan charge-offs to total loans 1 6	0.1%	—%	0.1%	0.1%	0.1%
Allowance for loan losses	$25,844	$25,913	$11,775	$25,844	$11,775
Allowance for loan losses to total loans [7]	1.8%	1.8%	0.9%	1.8%	0.9%
Nonperforming loans	$13,713	$14,893	$5,123	$13,713	$5,123
Nonperforming loans to total loans	0.9%	1.0%	0.4%	0.9%	0.4%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 presented on a fully tax-equivalent basis
4 noninterest expense as a percentage of net interest income and noninterest income
5 noninterest expense as a percentage of average assets
6 charge-offs less recoveries
7 excludes loans held-for-sale
8 This is a non-U.S. GAAP measure that the Company believes is helpful to interpreting financial results. For a reconciliation to the most directly comparable U.S. GAAP financial measure, please see “Non-U.S. GAAP Reconciliation” on the next page.

Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands)

	Quarterly			Full Year
	2020	2020	2019	2020	2019
	Fourth Quarter	Third Quarter	Fourth Quarter
Goodwill	$2,350	$2,350	$19,630	$2,350	$19,630
Other intangibles	2,400	2,554	3,473	2,400	3,473
Total intangibles	4,750	4,904	23,103	4,750	23,103

Total equity	239,483	234,116	211,936	239,483	211,936
Less: Preferred equity	(7,334)	(7,334)	(7,334)	(7,334)	(7,334)
Less: Total intangibles	(4,750)	(4,904)	(23,103)	(4,750)	(23,103)
Tangible common equity	227,399	221,878	181,499	227,399	181,499

Tangible common equity	227,399	221,878	181,499	227,399	181,499
Common shares outstanding (000s)	11,526	11,889	11,944	11,526	11,944
Tangible book value per common share	$19.73	$18.66	$15.20	$19.73	$15.20

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